UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Assurant, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Assurant, Inc.
28 Liberty Street
41st Floor
New York, New York 10005

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Assurant, Inc. (the “Company”), dated March 23, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, May 7, 2020 at 9 a.m. Eastern Time. This supplement to the Proxy Statement is being filed with the U.S. Securities and Exchange Commission and is being made available to stockholders on or about April 16, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS SUPPLEMENT, ALL OF THE INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF LOCATION OF
THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2020

To the Stockholders of Assurant, Inc.:

Notice is hereby given that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 9:00 a.m. Eastern Time. In response to the public health threat caused by the COVID-19 pandemic, and to support the health and well-being of our stockholders, employees, directors and other participants, the Annual Meeting will be held exclusively in a virtual-only format. You will not be able to attend the Annual Meeting in person this year.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2020, the record date for the Annual Meeting.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AIZ2020, you must enter the 16-digit control number that can be found on your proxy card, voting instruction or notice previously distributed to you. Online access to the Annual Meeting will open at 8:45 a.m. Eastern Time to allow time for stockholders to log in prior to the start of the live audio webcast of the Annual Meeting at 9:00 a.m. Eastern Time. Once admitted, you will have the opportunity to submit questions in writing and vote your shares during the Annual Meeting by following the directions on the virtual meeting platform.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by using one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at Investor.Relations@assurant.com. The stockholder list will also be available during the Annual Meeting on the virtual meeting platform.

By Order of the Board of Directors,

Mariana Wisk
Vice President, Corporate Counsel and Interim Secretary
April 16, 2020

The Annual Meeting on May 7, 2020 at 9:00 a.m. Eastern Time will be available at www.virtualshareholdermeeting.com/AIZ2020. The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com and on our Investor Relations website at http://ir.assurant.com.